Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 2005 Long-Term Incentive Plan) of our report dated August 27, 2004 (except for Notes 3 and 27, as to which the date is November 23, 2004), with respect to the consolidated financial statements of News Corporation for the year ended June 30, 2004, in its Current Report on Form 8-K filed on November 24, 2004 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

July 11, 2005